EXHIBIT 16.1

July 28, 2009

Securities and Exchange Commission
450 Fifth Street, Northwest
Washington, D.C.  20549

Re:	Zhaoheng Hydropower Limited
File Reference No. 000-52786

Dear SEC Representative:

We have read the statements made by Zhaoheng Hydropower Limited regarding the recent change of auditors that was included in their Form 6-K report that they filed for the month of July 2009. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made in the Form 6-K.

Very truly yours,

Sherb & Co., LLP
/s/ Sherb & Co., LLP
Certified Public Accountants